Exhibit 31.2
CERTIFICATION PURSUANT TO RULES 13a-14 AND 15d-14
OF THE 1934 SECURITIES EXCHANGE ACT

I, Ben Wang, certify that:

1. I have reviewed this Amendment No.1 to the Annual Report on Form 10-K/A of RINO International Corporation (the “registrant”) for the fiscal year ended December 31, 2009;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted]

4. [Intentionally omitted]

5. [Intentionally omitted]

Date: September 13, 2010	/s/ Ben Wang
Ben Wang Chief Financial Officer (principal financial officer)